UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2018

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 7.01	Regulation FD Disclosure

On March 6, 2018, Cree, Inc. (“Cree”) announced the completion of a transaction with Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (“Infineon”), pursuant to which Cree (i) purchased from Infineon and certain affiliates of Infineon certain manufacturing equipment, inventory, intellectual property rights, contracts, and leased real estate related to Infineon’s radio-frequency power business (the “RF Business”); and (ii) assumed certain liabilities related to the RF Business (collectively (i) and (ii), the “Transaction”). Infineon will retain certain liabilities associated with the RF Business arising prior to the closing of the Transaction. Cree expects to hire most of Infineon’s approximately 260 employees of the RF Business following a transition period.

The purchase price for the Transaction was €345 million in cash, which is subject to certain post-closing adjustments. In connection with the Transaction, Cree and Infineon entered or will enter into certain ancillary and related agreements, including (i) an Intellectual Property Assignment and License Agreement, under which Infineon assigned to Cree certain patents and other intellectual property owned by Infineon related to the RF Business and licensed to Cree other patents and intellectual property to facilitate conduct of the RF Business, (ii) a Business Operation Agreement, which is designed to ensure a smooth transition of the RF Business to Cree, (iii) a Wafer Supply Agreement, pursuant to which Infineon will supply Cree with LDMOS wafers for a set term, and (iv) a Transitional Assembly and Testing Services Agreement, pursuant to which Infineon will provide certain die bank, pre-assembly, assembly, and test services for the RF Business.

The Transaction was completed pursuant to an Asset Purchase Agreement between Cree and Infineon (the “Purchase Agreement”). The Purchase Agreement contains customary representations, warranties, and covenants, as well as Infineon’s agreement to not compete with the RF Business for four years following the closing of the Transaction and to indemnify Cree for certain damages that Cree may suffer following the closing of the Transaction.

Cree and Infineon issued a joint press release announcing the execution of the closing of the Transaction. The press release is furnished as Exhibit 99.1 and incorporated by reference into Item 7.01 of this report.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

99.1	Joint Press Release dated March 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: March 6, 2018